Exhibit 5.1

(313) 465-7000

February 3, 2026

Presurance Holdings, Inc.

3001 West Big Beaver Road, Suite 319

Troy, Michigan 48084

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Presurance Holdings, Inc., a Michigan corporation (the “Company”), in connection with the pro rata distribution by the Company to its shareholders of non-transferable rights (the “Rights”) to purchase up to 14,000,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at a subscription price of $1.00 per share and an aggregate maximum public offering price of up to $14,000,000. The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2026 (as amended on February 3, 2026, the “Registration Statement”) and the related prospectus (the “Prospectus”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

For the purpose of rendering this opinion letter, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed in this opinion letter is limited to the Business Corporation Act of the State of Michigan as currently in effect. We express no opinion as to any other laws. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based on the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that

1.

When the Rights shall have been issued in accordance with the terms of the offering described in the Prospectus, the Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.

When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor, in accordance with, and as described in, the Registration Statement and the Prospectus, the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given as of its date based solely on our understanding of facts in existence as of such date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Honigman LLP • 660 Woodward Ave • Suite 2290 • Detroit, Michigan 48226

(313) 465-7000

Very truly yours,

/s/ Honigman LLP
Honigman LLP

SZKA/SEM/JPK

Honigman LLP • 660 Woodward Ave • Suite 2290 • Detroit, Michigan 48226